     As filed with the Securities and Exchange Commission on July 5, 2006.
                                                     Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                          REGIONS FINANCIAL CORPORATION
               (Exact name of registrant as specified in its charter)


           DELAWARE                                             63-0589368
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                 417 NORTH 20TH STREET
                  BIRMINGHAM, ALABAMA                        35203
        (Address of Principal Executive Offices)           (Zip Code)

           REGIONS FINANCIAL CORPORATION 2006 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)


                                  R. ALAN DEER
                                GENERAL COUNSEL
                         REGIONS FINANCIAL CORPORATION
                             417 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35202
                    (Name and address of agent for service)

                                 (205) 326-7317
         (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE



                                                       Proposed               Proposed
                                                        Maximum               Maximum
    Title of Securities             Amount to        Offering Price          Aggregate             Amount of
    to be Registered              be Registered      Per Share (1)       Offering Price (1)     Registration Fee
    --------------------          -------------      -------------       ------------------     ----------------
        Common Stock,
par value $0.01 per share (2)       20,000,000          $32.90             $658,000,000           $70,406.00


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Registrant's common stock reported on the New York Stock Exchange on June 28, 2006.

(2) This Registration Statement on Form S-8 registers an aggregate of 20,000,000 shares of common stock of Regions Financial Corporation (the "Registrant") that are available for issuance pursuant to future awards under the Regions Financial Corporation 2006 Long-Term Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also includes any additional shares that may hereafter become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents are available without charge, upon written or oral request to the Secretary of the Registrant, Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35202, telephone number (205) 944-1300.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the SEC or furnished by Regions pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

      (1) Regions' Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

      (2) Regions' Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

      (3) Regions' Current Report on Form 8-K dated and furnished
January 20, 2006;

      (4) Regions' Current Report on Form 8-K dated and furnished
January 31, 2006;

      (5) Regions' Current Report on Form 8-K dated March 23, 2006, and filed March 29, 2006;

      (6) Regions' Current Report on Form 8-K dated and furnished April 17,
2006;

      (7) Regions' Current Report on Form 8-K dated April 19, 2006, and filed April 24, 2006;

      (8) Regions' Current Report on Form 8-K dated and furnished May 16,
2006;

      (9) Regions' Current Report on Form 8-K dated May 18, 2006, and filed May 23, 2006;

      (10) Regions' Current Report on Form 8-K dated May 24, 2006, and filed May 25, 2006;

      (11) Regions' Current Report on Form 8-K dated May 24, 2006, and filed May 31, 2006;

      (12) The description of Registrant's Common Stock contained in the Joint Proxy Statement/Prospectus under the heading "Description of New Regions Capital Stock" included in the Registrant's Registration Statement on Form S-4 (No. 333-113154), including any subsequent amendment or any report filed for the purpose of updating that description.

      All documents filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      An opinion on the legality of the shares that are the subject of this registration statement is given by Adams and Reese LLP, 2100 3rd Avenue North Suite 1100, Birmingham, Alabama, 35203. Samuel W. Bartholomew, partner in the firm, is a director of Regions.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's certificate of incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL").

      In addition, the Registrant's certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages arising out of a breach of fiduciary duty, except for:

            - any breach of the director's duty of loyalty to the Registrant or its stockholders,

            - acts or omissions not in good faith or which involve
              intentional misconduct or a knowing violation of law,

            - breaches under Section 174 of the DGCL, or

            - any transaction from which the director derived an improper personal benefit.

      Section 145 of the DGCL provides that, subject to certain limitations in the case of suits brought by a corporation and derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, through, among other things, a majority vote of the directors who were not parties to the suit or proceeding, if the person (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 145(b) of the DGCL provides that no such indemnification of directors, officers, employees or agents may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

Exhibit Number                           Description
--------------                           -----------

      4.1 Regions Financial Corporation 2006 Long Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Regions' Current Report on Form 8-K dated May 18, 2006, and filed on May 23,
                  2006).

      5.1         Opinion of Adams and Reese LLP.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of Adams and Reese LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included in signature pages to this Registration Statement).



ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 5th day of July, 2006.

                                    REGIONS FINANCIAL CORPORATION

                                    By: /s/ JACKSON W. MOORE
                                        ---------------------------------------
                                        Jackson W. Moore
                                        Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jackson W. Moore and R. Alan Deer and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                   Date
---------                          -----                                   ----

/s/ JACKSON W. MOORE               Director, Chairman of the Board     July 5, 2006
------------------------------     and Chief Executive
Jackson W. Moore                   Officer (Principal Executive
                                   Officer)


/s/ D. BRYAN JORDAN                Executive Vice President and        July 5, 2006
------------------------------     Chief Financial Officer
D. Bryan Jordan                    (Principal Financial Officer)


/s/ RONALD C. JACKSON              Senior Vice President and           July 5, 2006
------------------------------     Comptroller
Ronald C. Jackson                  (Principal Accounting Officer)


Signature                          Title                                   Date
---------                          -----                                   ----

/s/ SAMUEL W. BARTHOLEMEW, JR.     Director                           June 29, 2006
------------------------------
Samuel W. Bartholemew, Jr.


/s/ GEORGE W. BRYAN                Director                            July 5, 2006
-----------------------------
George W. Bryan


                                   Director
-----------------------------
Margaret H. Greene


/s/ RICHARD D. HORSLEY             Director                           June 30, 2006
-----------------------------
Richard D. Horsley


/s/ SUSAN W. MATLOCK               Director                            July 5, 2006
-----------------------------
Susan W. Matlock


/s/ ALLEN B. MORGAN, JR.           Director                           June 29, 2006
-----------------------------
Allen B. Morgan, Jr.

/s/ JORGE M. PEREZ                 Director                           June 29, 2006
-----------------------------
Jorge M. Perez

/s/ MALCOLM PORTERA                Director                            July 5, 2006
-----------------------------
Malcolm Portera


/s/ JOHN R. ROBERTS                Director                            July 5, 2006
-----------------------------
John R. Roberts


                                   Director
-----------------------------
Michael S. Starnes


/s/ LEE J. STYSLINGER III          Director                            July 5, 2006
-----------------------------
Lee J. Styslinger III


/s/ ROBERT R. WALLER               Director                           June 28, 2006
-----------------------------
Robert R. Waller


Signature                          Title                                   Date
---------                          -----                                   ----

/s/ SPENCE L. WILSON               Director                            July 5, 2006
-----------------------------
Spence L. Wilson


                                   Director
-----------------------------
Harry W. Witt


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


Exhibit Number                           Description
--------------                           -----------

      4.1 Regions Financial Corporation 2006 Long Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Regions' Current Report on Form 8-K dated May 18, 2006, and filed on May 23,
                  2006).

      5.1         Opinion of Adams and Reese LLP.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of Adams and Reese LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included in signature pages to this Registration Statement).